Version 1.0 Effective Date: November 15, 2023 Owner: Board of Directors of Luxfer Holdings PLC Creation Date: November 15, 2023 LUXFER WHISTLEBLOWING POLICY UK, US, AUSTRALIA & CANADA Executive Compensation Clawback Policy

1 1.0 POLICY STATEMENT 1.1 Purpose. Luxfer Holdings PLC, together with its subsidiaries and affiliates (“Luxfer” or the “Company”), has adopted this Executive Compensation Clawback Policy (this “Policy”) to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified by Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 303A.14 of the New York Stock Exchange Listed Company Manual (the “Manual”), which require the recovery of certain forms of executive compensation in the event of accounting restatements resulting from a material error in an issuer’s financial statements. 1.2 Effective Date. This Policy shall be effective as of the effective date set forth on the cover page and shall apply to Incentive-Based Compensation (as defined below) that is approved, awarded, or granted to Covered Executives (as defined below) on or after October 2, 2023. This Policy shall be administered by the Company’s Board of Directors (the "Board") or, if so designated by the Board, the Remuneration Committee. 2.0 APPLICATION 2.1 Covered Executives. This Policy applies to all of the Company’s current and former Executive Officers and such other employees who may from time to time be deemed subject to this Policy by the Board (each, a “Covered Executive”). For purposes of this Policy, an “Executive Officer” is any person who has been designated by the Board as an executive officer of the Company pursuant to Rule 10D-1(d) of the Exchange Act.1 The Company will notify Covered Executives upon the Board’s determination that said individuals constitute Covered Executives, and the Covered Executives shall sign and return a Policy Acknowledgement, in a form substantially similar to that set forth in Schedule A attached hereto, which may be amended from time to time by the Company. 2.2 Incentive-Based Compensation. This Policy applies only to “Incentive-Based Compensation,” which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For purposes of this Policy, “Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements,2 any measures that are derived wholly or in part from such measures, and the Company’s stock price and total shareholder return.3 For the avoidance of doubt, Incentive-Based Compensation does not include annual salary, perquisites, compensation earned or awarded upon completion of a specified period of service, or compensation based upon subjective standards or strategic or operational measures. In Luxfer’s case, Incentive-Based Compensation generally includes, but is not limited to, annual cash incentives (or portions thereof that are based upon financial metrics, such as 1 Rule 10D-1(d) of the Exchange Act defines an executive officer as the issuer’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policymaking functions for the issuer. Executive officers of the issuer’s parent(s) or subsidiaries are deemed executive officers of the issuer if they perform such policy making functions for the issuer. Policy-making function is not intended to include policymaking functions that are not significant. Identification of an executive officer for purposes of Rule 10D-1(d) of the Exchange Act and Section 303A.14 of the Manual include, at a minimum, executive officers identified pursuant to 17 CFR 229.401(b). 2 The Company’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP). 3 A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission.

2 EBITA, Cash Conversion, and Revenue) and performance-based equity awards, such as awards related to earnings per share and total shareholder return performance. 2.3 Accounting Restatement. This Policy applies in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirements under the U.S. federal securities laws, including (a) any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements; or (b) any required accounting statement that was not material to those previously issued financial statements, but would result in a material misstatement if (i) the errors were left uncorrected in the current report or (ii) the error correction was recognized in the current period (an “Accounting Restatement”). When determining whether an Accounting Restatement to which this Policy applies is required, reference shall be made to existing and then in-effect guidance, literature, and definitions concerning accounting errors, materiality, and noncompliance with financial reporting requirements under U.S. federal securities laws.4 The Board shall work closely with the Audit Committee, the Company’s independent auditor, and legal counsel in said determination, documenting its decision- making process, including its considerations, quantitative and qualitative factors, and the rationale and basis for decision factors considered. 3.0 CLAWBACK OF INCENTIVE-BASED COMPENSATION 3.1 Recovery Requirement. In the event the Company is required to prepare an Accounting Restatement, the Company shall, as promptly as it reasonably can, recover any Incentive-Based Compensation received by a Covered Executive during the three (3) completed fiscal years immediately preceding the Restatement Date (the “Recovery Period”), provided that the Incentive-Based Compensation received by such Covered Executive is in excess of the amount of Incentive-Based Compensation that the Covered Executive would have otherwise received had it been determined on the restated amounts or after giving effect to the Accounting Restatement (the “Erroneously Awarded Compensation”). For purposes of this Policy, the “Restatement Date” shall be the date that the Company is required to prepare an Accounting Restatement, being the earlier of (a) the date the Board, a committee of the Board, or the Company’s officer(s) authorized to take such action (if Board action is not required) concludes, or reasonably should have concluded,5 that the Company is required to prepare an Accounting Restatement; or (b) the date a 4 In the Adopting Release requiring issuers to implement a policy with respect to erroneously awarded Incentive-Based Compensation, the U.S. Securities and Exchange Commission lists numerous, non-exclusive retrospective changes to an issuer's financial statements that, under current accounting standards, do not represent accounting error corrections and that therefore would not trigger application of the issuer's compensation recovery policy under the listing standards. As of said date, the list included the following retrospective changes: • retrospective application of a change in accounting principle; • retrospective revision to reportable segment information due to a change in the structure of an issuer’s internal organization; • retrospective reclassification due to a discontinued operation; • retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; • retrospective adjustment to provisional amounts in connection with a prior business combination (IFRS filers only); and • retrospective revision for stock splits, reverse stock splits, stock dividends, or other changes in capital structure. 5 The “reasonably should have concluded” language applies only with respect to the determination of the three-year Recovery Period for purposes of compensation recovery. It does not apply with respect to a conclusion under applicable accounting rules and standards as to whether an Accounting Restatement is required. Whether the Board, a committee thereof, or authorized officer(s) “reasonably should have concluded” that the Company is required to prepare an Accounting Restatement is an objective assessment, based on the facts available to the Company, of the point at which a reasonable person would have concluded that an Accounting Restatement is required. The following factors, among others, may be considered in determining when the Board, committee, or authorized officer(s) “reasonably should have concluded” that an Accounting Restatement is required: (a) the

3 court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. Further, Incentive-Based Compensation is deemed received by a Covered Executive in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period. This Policy applies to all Incentive-Based Compensation received by a Covered Executive after beginning service as an Executive Officer and to any person who served as an Executive Officer at any time during the performance period upon which the Incentive-Based Compensation to be recovered is measured. Subsequent changes in a Covered Executive's employment status, including retirement or termination of employment, do not affect the Company's right and obligation to recover Incentive-Based Compensation pursuant to this Policy. 3.2 Calculation of Erroneously Awarded Compensation. In accordance with subsection 3.1 of this Policy, the Company shall recover all Erroneously Awarded Compensation received by a Covered Executive during the Recovery Period. Erroneously Awarded Compensation shall be calculated as the difference between the amount of Incentive-Based Compensation received by the Covered Executive and the Incentive-Based Compensation that the Covered Executive would have otherwise received had it been determined on the restated amounts, without regard to any tax paid by the Covered Executive (i.e. the full amount of Incentive- Based Compensation awarded to or received by the Covered Executive, rather than the amount remaining after the Covered Executive satisfies their personal income tax obligation with respect thereto). Where the amount of Erroneously Awarded Compensation cannot be mathematically recalculated directly from the information in the Accounting Restatement, such as compensation based on the Company’s stock price or total shareholder return, the amount shall be based on the Company’s reasonable estimate of the effect of the Accounting Restatement on the Financial Reporting Measure upon which the Incentive-Based Compensation was received.6 To the extent the Erroneously Awarded Compensation calculation is based on a reasonable estimate of the effect of the Accounting Restatement, the Company shall maintain documentation related to such determination of said reasonable estimate of Erroneously Awarded Compensation and provide such documentation to the New York Stock Exchange (the “NYSE”). 3.3 Exceptions to Recovery Requirement. The recovery requirement set forth in subsection 3.1 of this Policy shall not apply to the extent that both of the following factors are satisfied: (a) the independent directors of the Board and/or the Company’s Remuneration Committee (comprised solely of independent directors) has determined that recovery would be impracticable; and (b) either (i) the direct expense paid by the Company to a third party to assist in enforcing this Policy would exceed the Erroneously Awarded Compensation to be recovered, (ii) recovery would violate home country law where said law was adopted prior to November 28, 2022, or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C 411(a) and the regulations promulgated thereunder. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on the expense of enforcement, as detailed in (b)(i) above, the Company must make a reasonable attempt to recover such Erroneously Awarded Compensation, document its reasonable recovery attempt(s), and provide the documentation to the NYSE. To the extent the Board and/or the Remuneration Committee wishes to rely on exception (b)(ii) detailed above, the Company shall obtain an opinion of reputable, home country counsel, acceptable to the NYSE, that recovery would result in violation of home Company is advised by, or receives notice from, its independent auditor that disclosure should be made or action should be taken to prevent future reliance on a previously issued audit report or completed interim review related to previously issued financial statements that contain a material error; and (b) the occurrence of the event described in Item 4.02(a) of Form 8-K under the Exchange Act. 6 In some circumstances, the Company may need to engage a valuation expert in order to establish a reasonable estimate.

4 country law and provide said opinion to the NYSE. 3.4 Method of Recovery. The Board shall determine, in its sole discretion, the method of recovering any Erroneously Awarded Compensation under this Policy. Recovery methods may include, but are not limited to: • repayment of any Erroneously Awarded Compensation to the Company (or, if required by the Company, any other person specified by the Company) in the event the Erroneously Awarded Compensation is a cash incentive; • payment of a cash equivalent to the Company (or, if required by the Company, any other person specified by the Company) in the event the Erroneously Awarded Compensation is an equity award; or • transfer to the Company (or, if required by the Company, any other person specified by the Company) all or some of the shares acquired by the Covered Executive pursuant to an equity award that constitutes Erroneously Awarded Compensation. Before the Company seeks recovery of Erroneously Awarded Compensation pursuant to this Policy, it shall provide the Covered Executive with written notice, identifying the Incentive-Based Compensation to which recovery relates and the amount or estimated amount (if known) of Erroneously Awarded Compensation to be recovered. 3.5 Indemnification and Insurance Prohibited. The Company shall not indemnify any current or former Covered Executive against the loss of Erroneously Awarded Compensation, and shall not pay, or reimburse any Covered Executive for premiums, for any insurance policy to fund such Covered Executive’s potential recovery obligations. 4.0 INTERPRETATION, PRECEDENCE, AND FILING REQUIREMENTS 4.1 Interpretation. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act, any applicable rules or standards adopted by the U.S. Securities and Exchange Commission, and any standards adopted by the NYSE. 4.2 Precedence. To the extent that the provisions of this Policy conflict with or differ from compensation recovery policies or statements published by the Company, such as those set forth in the Directors’ Remuneration Policy, previous proxy filings, equity incentive plans, or equity award agreements, this Policy shall, as of the effective date set forth in subsection 1.2, supersede and control with respect to the compensation and persons subject to this Policy. 4.3 Filing and Disclosure Requirements. The Company shall make all required disclosures and filings with the U.S. Securities and Exchange Commission and the NYSE with respect to this Policy in accordance with the requirements of U.S. federal securities laws. 5.0 RESPONSIBILITY FOR AND ADMINISTRATION OF THIS POLICY 5.1 Responsibility. The Company’s Board of Directors has overall responsibility for this Policy. 5.2 Administration. The Board, with the assistance of the Company Secretary, will review this Policy annually and may update this Policy from time to time in connection with such review.

A-1 SCHEDULE A POLICY ACKNOWLEDGEMENT Executive Compensation Clawback Policy I, the undersigned Executive Officer, agree and acknowledge that I am fully bound by, and subject to, all of the terms and conditions set forth in the Executive Compensation Clawback Policy (the “Policy”) of Luxfer Holdings PLC (the “Company”). I further acknowledge that the Company’s right of recovery of Incentive-Based Compensation under the Policy is in addition to, and not in lieu of, any other rights or remedies that may be available to the Company pursuant to the terms of any employment agreement, equity award agreement, equity incentive plan, cash incentive plan, or similar agreement, plan, or policy, as well as any rights or remedies that may be available to the Company at law or in equity. In the event that it is determined by the Company’s Board of Directors, the Remuneration Committee, and/or their designee(s) that any Incentive- Based Compensation granted, awarded, earned, received, or paid to me must be forfeited or reimbursed to the Company in accordance with the Policy, I agree to promptly take any action deemed necessary in order to effectuate such forfeiture and/or reimbursement. ACKNOWLEDGED AND AGREED: By: ______________________________ Name: ______________________________ Title: ______________________________ Date: ______________________________